Exhibit 99.1

FOR IMMEDIATE RELEASE
March 23, 2017

Mammoth Announces Successful Auction Bid to Acquire
1.5 Mtpa Frac Sand Mine and Processing Plant for $35.25 Million

OKLAHOMA CITY, OKLAHOMA, March 23, 2017 (GLOBE NEWSWIRE) -- Mammoth Energy Services, Inc. (“Mammoth” or the “Company”) (NASDAQ: TUSK) announced today that it was the successful bidder in a bankruptcy court auction for substantially all of the assets of Chieftain Sand and Proppant, LLC (“Chieftain”) with a bid of $35.25 million. The transaction is pending final approval of the bankruptcy court at a hearing scheduled for March 27, 2017 and is expected to close in the second quarter of 2017, subject to agreed closing conditions.

Key Highlights of the Chieftain Transaction:

The assets of Chieftain to be acquired include a wet and dry plant located on approximately 600 acres in New Auburn, Wisconsin and a sand mine with estimated reserves of 30 million tons of Northern White Jordan Substrate frac sand which meets or exceeds all API standards including solubility, turbidity, roundness, sphericity and crush resistance.

The nameplate capacity of the dry plant, which is not operating today, is 1.8 Mtpa, with an expected capacity of 1.5 Mtpa once it is operational. Mammoth intends to evaluate the plant further in the coming months and selectively modernize the facilities to more efficiently process finer grade sands. Chieftain’s facilities are located on the Union Pacific Railroad (UP) with unit train capability on site. Being on the UP provides a cost effective solution to transport sand to the mid-continent (SCOOP/STACK), Eagle Ford, Permian and DJ Basins.

Arty Straehla, Chief Executive Officer, commented, “This acquisition will grow our total sand processing capacity to nearly 4 million tons per year after giving effect to the pending acquisition of Taylor Frac we announced earlier this week, with a reserve life of more than 20 years. More importantly, these assets are located on the UP which fulfills part of our strategy to have sand mines with low cost transportation options into the most active basins in the country. Through the addition of Chieftain’s assets, we will have direct access to the Appalachian Basin, Mid-Continent (SCOOP/STACK), Eagle Ford, Permian, Bakken and DJ Basin in addition to the Western Canada markets. Once operational, the Chieftain mine is expected to directly support the expansion of our pressure pumping fleets destined for the SCOOP/STACK area with frac sand as well as provide further direct access to other markets in West and South Texas.”

Liquidity

Mammoth intends to finance the $35.25 million purchase price with cash on hand and borrowings under its revolving credit facility. As of December 31, 2016, Mammoth had total liquidity of approximately $175 million including cash on hand of $28.6 million and a fully undrawn revolver with a borrowing base of $146 million.

About Mammoth Energy Services, Inc.

Mammoth is an integrated, growth-oriented oilfield service company serving companies engaged in the exploration and development of North American onshore unconventional oil and natural gas reserves. Mammoth’s suite of services includes pressure pumping services, well services, natural sand proppant services, contract land and directional drilling services and other energy services. Other energy services currently consists primarily of remote accommodation services. For additional information about Mammoth, please visit our website at www.mammothenergy.com, where we routinely post announcements, updates, events, investor information and presentations and recent news releases.

Forward-Looking Statements and Cautionary Statements

This news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein) contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “plan,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding our business outlook and plans, future financial position, liquidity and capital resources, operations, reserves, performance, acquisitions, returns, capital expenditure budgets, costs and other guidance regarding future developments. Forward-looking statements are not assurances of future performance. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for our existing operations, experience, and perception of historical trends, current conditions, anticipated future developments and their effect on us, and other factors believed to be appropriate. Although management believes that the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Moreover, our forward-looking statements are subject to significant risks and uncertainties, including those described in our reports filed with the Securities and Exchange Commission, including our form 10-K for the year-ended December 31, 2016, many of which are beyond our control, which may cause actual results to differ materially from our historical experience and our present expectations or projections which are implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, failure to close one or more of the Chieftain Sands, Sturgeon, Stingray Energy Services or Stingray Cementing acquisitions; an inability to integrate these acquisitions into our operations and/or achieve the results anticipated; risks relating to economic conditions; volatility of crude oil and natural gas commodity prices; delays in or failure of delivery of current or future orders of specialized equipment; the loss of or interruption in operations of one or more key suppliers or customers; oil and gas market conditions; the effects of government regulation, permitting and other legal requirements, including new legislation or regulation of hydraulic fracturing; operating risks; the adequacy of our capital resources and liquidity; weather; litigation; competition in the oil and natural gas industry; and costs and availability of resources.

Readers are cautioned not to place undue reliance on any forward-looking statement which speaks only as of the date on which such statement is made. We undertake no obligation to correct, revise or update any forward-looking statement after the date such statement is made, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Relations Contact:

Don Crist, Director Investor Relations, (405) 608-6048 dcrist@mammothenergy.com